SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending 07/31/2005
File number 811-5686
Series No.: 12

72DD.    1.  Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                            $26
         2.  Dividends for a second class of open-end company shares
             (000's Omitted)
             Class B                             $4
             Class C                             $3
             Class R                             $1
             Institutional Class                  2

73A.         Payments per share outstanding during the entire current period:
             (form nnn.nnnn)
         1.  Dividends from net investment income
             Class A                          $0.0235
         2.  Dividends for a second class of open-end company shares
             (form nnn.nnnn)
             Class B                          $0.0125
             Class C                          $0.0125
             Class R                          $0.0210
             Institutional Class              $0.0295

74U.     1.  Number of shares outstanding (000's Omitted)
             Class A                          2,119
         2.  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                            510
             Class C                            480
             Class R                             63
             Institutional Class                 60


74V.     1.  Net asset value per share (to nearest cent)
             Class A                         $10.99
         2.  Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                         $10.98
             Class C                         $10.98
             Class R                         $10.99
             Institutional Class             $10.99